UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35975 (Commission File Number)	27-1650905 (IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO (Address of principal executive offices)	80021 (Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, Gogo Inc. (the “Company”, “we” or “us”) continues to make progress on the ongoing roll-out of its Galileo HDX and FDX antennas and the planned future launch of its 5G network. We expect to have approximately 300 Galileo HDX and FDX antennas shipped by December 31, 2025, and the 5G network ready for customer launch in January 2026.

These business developments take place in a highly competitive landscape, where we vie for new business opportunities regarding both new and existing customers. One of these existing customers is our long-standing business partner NetJets, which has been a customer for over two decades.

The Company’s contract and existing business with NetJets currently remain fully in place, and the Company looks forward to potential opportunities to keep collaborating and to attract new business from NetJets. NetJets has confirmed continued support of our Gogo Galileo products and 5G.

Fleet operators remain a significant part of business opportunities moving forward, as evidenced by our recent announcements with VistaJet, Avcon Jet, and Lux Aviation, which, together with NetJets, represent an opportunity of more than 1,000 aircraft.

Cautionary Note Regarding Forward-Looking Statements

Certain disclosures in this current report on Form 8-K (this “report”) include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements are based on our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: our ability to continue to generate revenue from the provision of our connectivity and other service offerings; our development and fixed-price contracts; our reliance on our key OEMs and dealers for equipment sales; our dependence on single-source, third party satellite network providers; the impact of competition; our ability to maintain high-quality customer support; our reliance on third parties for equipment components and services; our ability to develop and deploy Gogo 5G, Gogo Galileo or other next generation technologies; our ability to maintain our rights to use our licensed 4Mhz of ATG spectrum in the United States and obtain rights to additional spectrum if needed; and other factors listed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (“SEC”) on March 14, 2025 and in our subsequent quarterly reports on Form 10-Q as filed with the SEC. Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By: /s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

Date: December 10, 2025